SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

BrandywineGlobal-Global Income Opportunitiies Fund Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:


   Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708,
    Saddle Brook, NJ 07663 (201) 881-7111 // Fax: (201) 556-0097
      // pgoldstein@bulldoginvestors.com


						April 16,2020

Dear Stockholder of BrandywineGLOBAL - Global Income Opportunities Fund (BWG)


For the 5 years ending March 31, 2020, BWG's return based upon its net asset value (NAV) is negative 0.17% per annum. That could be why BWG's shares have long traded at a double-digit discount to NAV. Currently, a shareholder needing to sell shares would only be able to do so at a discount of almost 15% from NAV.

Legg Mason, the sponsor of BWG, recently agreed to be acquired by Franklin Resources for $50 per share, a 23% premium above where its stock closed the day before the deal was announced. You can be sure Legg Mason negotiated to get the highest price for its stockholders.

We think it is only fair that shareholders of BWG should also have an opportunity to sell their shares at a price above the market price. That is why we are soliciting a proxy to vote against a new management agreement with Legg Mason Partners Fund Advisor, LLC. The Board of Directors of BWG needs a wakeup call. A vote against the Proposal would send a message to the Board that shareholders want an opportunity to realize a price at or close to NAV for their shares, e.g., by converting BWG to an open-end fund or liquidating it.

                              ***

    PLEASE RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE AGAINST A NEW MANAGEMENT AGREEMENT WITH LEGG MASON PARTNERS FUND ADVISOR, LLC. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM
OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD, YOU CAN CHANGE YOUR VOTE BY RETURNING OUR GREEN PROXY CARD.

    IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

							Very truly yours,

							/s/ Phillip Goldstein

							Phillip Goldstein
							Managing Member
					       		Bulldog Investors, LLC



PROXY STATEMENT OF BULLDOG INVESTORS, LLC FOR A SPECIAL MEETING OF
  SHAREHOLDERS OF BRANDYWINEGLOBAL - GLOBAL INCOME OPPORTUNITIES
FUND INC. IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS


Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of record as of March 9, 2020 of BrandywineGLOBAL - Global Income Opportunities Fund Inc. (the "Fund"). We are soliciting a proxy to vote your shares at a special meeting of shareholders (The "Meeting") of the Fund scheduled for June 5, 2020.
Please refer to the Fund's proxy soliciting material for detailed additional information concerning the Meeting and the proposals to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about April 20, 2020.

			INTRODUCTION

The Board of Directors of the Fund has determined to present a proposal to approve a new management agreement with Legg Mason Partners Fund Advisor, LLC (the "Proposal") and a proposal to approve a new subadvisory agreement with Brandywine Global Investment Management, LLC. We are soliciting a proxy to vote your shares AGAINST the new management agreement. Since Legg Mason is the parent company of the subadvisor, we do not believe it is necessary to solicit a proxy to vote your shares on the proposal to approve the subadvisory agreement and we will not vote your shares on that proposal.

			REASON FOR THE SOLICITATION

Over the past five years, the common shares of the Fund have generally traded at a double-digit discount to their net asset value ("NAV"). We believe that a vote against the Proposal would send a message to the Board that shareholders of the Fund want an opportunity to realize a price at or close to NAV for their shares, e.g., by converting the Fund to an open-end fund or liquidating it.

			HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted AGAINST the new management agreement and will not be voted on any other matter including the proposal to approve the subadvisory agreement. In addition, if you complete and return a GREEN proxy card to us, and unless you direct otherwise, we may determine not to attend the Meeting if we believe that the new management agreement is less likely to be approved if your shares are not represented at the Meeting (by making it more difficult for more than 50% of the outstanding shares to be present in person or by proxy) than if they are represented at the Meeting.

			VOTING REQUIREMENTS

A quorum for the Meeting will exist if the holders of a majority of the Fund's shares entitled to vote at the Meeting (20,989,795 common shares and 5,000,100 preferred shares) are present or represented by proxy. The approval of the Proposal and the proposal to approve the subadvisory agreement each requires the affirmative vote by holders of the lesser of (a) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the Fund's outstanding shares. A shareholder whose shares are represented at the meeting and abstains or does not vote on either proposal will be considered present for purposes of determining the existence of a quorum but such abstention or non-vote will have the same effect as a vote against that proposal.

			COMPLIANCE WITH SEC RULE 14a-4(e)

SEC Rule 14a-4(e) requires us, subject to reasonable specified conditions, to vote the shares represented by your proxy at the Meeting. As noted above, if you complete and return a GREEN proxy card to us, and unless you direct otherwise, we may determine not to attend the Meeting if we believe that the new management agreement is less likely to be approved if your shares are not represented at the Meeting (by making it more difficult for more than 50% of the outstanding shares to be present in person or by proxy) than if they are represented at the Meeting. We expect to get daily reports of the voting results and will make a determination shortly before the Meeting as to whether or not we think more than 50% of the outstanding shares will be present in person or by proxy if your shares are not represented at the meeting. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not check the "AUTHORIZE" box on the GREEN proxy card authorizing us to determine to not have your shares represented at the meeting.

   			REVOCATION OF PROXIES

You may revoke your proxy by: (i) delivering a written revocation to us;
(ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

			THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from our solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our reasonable expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $50,000.




			PARTICIPANTS

As of March 9, 2020, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owned 1,034,698 common shares of the Fund which were purchased from June 21, 2018 to March 9, 2020.

April 20, 2020



















			PROXY CARD

 THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC FOR A SPECIAL MEETING OF SHAREHOLDERS OF BRANDYWINEGLOBAL -GLOBAL INCOME OPPORTUNITIES FUND INC. IN
 OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip Goldstein, Andrew Dakos and John Grau and each of them, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting scheduled for June 5, 2020 and any adjourned or postponed Meeting, and to vote solely on the matter set forth below the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark vote by placing an "x" in the appropriate [ ].)

1. TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT WITH LEGG MASON PARTNERS FUND ADVISOR, LLC.

FOR [ ]	           AGAINST [ ]	               ABSTAIN [ ]

2. TO AUTHORIZE THE PROXYHOLDERS TO DECLINE TO ATTEND THE MEETING IF THEY BELIEVE THAT PROPOSAL NO. 1 IS LESS LIKELY TO BE APPROVED IF YOUR SHARES ARE NOT REPRESENTED AT THE MEETING (BY MAKING IT MORE DIFFICULT FOR MORE THAN 50% OF THE OUTSTANDING SHARES TO BE PRESENT IN PERSON OR BY PROXY) THAN IF THEY ARE REPRESENTED AT THE MEETING.

AUTHORIZE [ ]         				DO NOT AUTHORIZE [ ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted AGAINST Proposal 1, and, subject to the aforementioned reasonably specified condition, SHALL AUTHORIZE the proxyholders to decline to attend the Meeting. The undersigned hereby acknowledges receipt of the proxy statement dated April 20, 2020 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) _________________________  	Dated: _______________